                                  CONFIDENTIAL

                                POLK AUDIO, INC.

                            Supplemental Information
                           for the Board of Directors

POLK AUDIO, INC.
================================================================================


                                TABLE OF CONTENTS

SECTION      DESCRIPTION

I.           Discounted Cash Flow Analysis

II.          Comparable Company Analysis

III.         Historical and Projected Quarterly Results for Fiscal 1998 and
             Fiscal 1999

IV.          Trading History

V.           List of Information Reviewed

POLK AUDIO, INC.
================================================================================


This document is based upon information provided by Polk Audio, Inc. as well as sources deemed to be reliable. The information set forth in this document is intended solely for the use by the Board of Directors of Polk Audio, Inc. Possession of this document, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone but the Board of Directors of Polk Audio, Inc. without the previous written consent of Ferris, Baker Watts, Incorporated ("FBW") or the Board of Directors of Polk Audio, Inc., and in any event only with attribution to FBW. The compensation received by FBW from this engagement is not dependent on the consummation of the transaction evaluated herein.




    Steven L. Shea                                       R. Mark Rust
Senior Vice President                                   Vice President
    (410) 659-4639                                      (410) 659-4630







                        Ferris, Baker Watts, Incorporated
                                100 Light Street
                               Baltimore, MD 21202
                               Fax: (410) 659-4632

POLK AUDIO, INC.
================================================================================



EXECUTIVE SUMMARY

            Ferris, Baker Watts, Incorporated ("FBW") has been retained by Polk Audio, Inc. ("Polk" or the "Company") to advise the Board of Directors and serve as the Company's exclusive financial advisor in connection with (i) the proposed fixed price self tender offer (the "Transaction") after which, the Company intends to delist its shares from the American Stock Exchange and cease reporting to the general public, thereby becoming a private company, and (ii) the issuance by FBW to the Board of Directors of the opinion of FBW that the proposed price offered to the Company's shareholders in the Transaction is fair from a financial point of view (the "Opinion"). FBW has (i) reviewed the proposed Transaction, (ii) reviewed the draft of the proxy materials dated December 3, 1998 to be filed with the Securities and Exchange Commission in connection with the Transaction, (iii) reviewed selected public and internal information of the Company, (iv) interviewed management of the Company, (v) utilized our own independent research, and (vi) utilized our expertise with similar transactions and valuations. The valuation methodologies utilized include the discounted cash flow method and the comparable public company analysis.

            The Transaction calls for the Company to enter into a fixed price self tender for up to an aggregate of 860,000 of the outstanding shares of the Company not held by insiders. The proposed price to be offered to the unaffiliated shareholders is $12.00 per share.

            Based upon our analysis, the proposed offer price of $12.00 is within the range of values established by the discounted cash flow analysis and the comparable public company analysis. It is important to note that the Company intends to repurchase a minority interest rather than a controlling stake in the Company, therefore FBW has not relied upon merger and acquisition activity either in the audio component industry or the consumer durables sector. Such transactions typically involve a control premium in excess of fair value. Such transactions are therefore, not relevant to the Transaction contemplated by the Company.

THE TRANSACTION

            The major elements of the Transaction as of December 3, 1998 are as follows:

- The Company shall effect a fixed price self tender offer for its shares not currently held by insiders. Affiliated shareholders will not tender their shares.

- The proposed price to be offered to the unaffiliated shareholders is $12.00 per share.

- The Company has secured financing to enable it to buy back up to $10.4 million worth of stock in aggregate.

DUE DILIGENCE REVIEW

            As an integral part of the effort to determine the fairness of the proposed Transaction, FBW conducted an extensive review of the information supplied by Polk, including its historical financial results and projections. In addition, FBW conducted interviews with management. In general, our discussions centered on the following areas:

POLK AUDIO, INC.
================================================================================

-      The history and historical operating results of the business.

-      The outlook for the Company, including new product initiatives.

-      The strategic and business purpose for becoming a private entity.

- The market segment in which the Company operates, which is characterized as shrinking (as evidenced by Electronic Industry Association statistics which show the sales of separate audio components declining from an aggregate of $1.9 billion in 1995 to an estimated $1.5 billion in 1998) and saturated.

- The fact that the Company's major customer, Circuit City, now accounts for approximately 50% of total sales.

VALUATION

            FBW has considered several methods to evaluate the fair market value of the Company's common stock. These methods are (i) the discounted future free cash flow of the Company, and (ii) the earnings and multiple comparisons to publicly traded comparable companies.

Free Cash Flow Analysis

            This methodology is premised on the assumption that a buyer purchases a time series of free cash flows that are generated by the assets of a business. This analysis separates and ascribes value only to the cash flows that can ultimately be taken out of the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) creates no incremental value to the buyer. These free cash flows are then discounted to the present at the firm's weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm's growth. It is this series of free cash flows that, when discounted to the present, and after subtracting claims by debt holders and others, represents the economic value of a firm to its shareholders.

            The cost of equity is the return common shareholders expect to earn to compensate for the business and financial risks they bear. It is determined by the tradeoff between risk and return. It is calculated through a modified capital asset pricing model and is highlighted in Exhibit I. The accuracy of the cost of capital is important not only in calculating the present value of free cash flows, but it is also used to determine the value of the terminal value, which is often the component providing the majority of the value in the discounted cash flow model.

            The components of the cost of equity capital are as follows:

- Risk Free Rate: Rate of return on a risk free instrument, such as a 10 year Treasury bond.

- Equity Risk Premium: Calculated by multiplying the Market Risk Premium by the company's Beta. The Market Risk Premium is the return that all stocks provide above the rate of return provided by risk free investments. The Beta is a measure of the sensitivity of a company's stock to the broader market as a whole. The Beta used was calculated by taking an average of the Betas for audio components companies.

POLK AUDIO, INC.
================================================================================

- Small Cap. Premium: Premium provided by companies with small market capitalizations in excess of returns of the broader market.

- Company Specific Risk: Premium accounts for small float of Polk's stock and low trading volume.

            FBW calculated a cost of capital of 16.89%, which represents a premium of 11.77% in excess of the rate of return for risk free investments. This is conservative when compared to the guidelines established by James H. Schilt, editor of the Business Valuation Review, which suggest premiums ranging from 12% to 15% for companies such as Polk.

            The accuracy of this method of valuation depends largely on the integrity of the projections. Management of Polk provided FBW with detailed projections through fiscal 2003. These projections ("Scenario A") are outlined in Exhibit I and show the following:

- Revenue grows to $92.0 million in fiscal 2003, representing a compound average annual growth rate of 6.3% throughout the forecast period.

-      Gross profit margins are projected to be between 37.3% and 38.9%.

-      Net profit margin improves to 5.2% by fiscal 2003.

            Management characterized Scenario A as optimistic, therefore, FBW also examined two scenarios showing lower growth in revenues. One scenario showed revenues growing to $90.3 million in fiscal 2003 ("Scenario B") and the other showed revenues growing to $87.7 million ("Scenario C"). The key assumptions for Scenario B are as follows:

- Revenue grows to $90.3 million by fiscal 2003, representing a 6.1% compound average annual growth rate throughout the forecast period.

-      Gross profit margins are between 37.2% and 38.8%.

-      Net profit margin improves to 4.9% by fiscal 2003.

The key assumptions for Scenario C are as follows:

- Revenues grow to $87.7 million by fiscal 2003, representing a 5.7% compound average annual growth rate throughout the forecast period.

-      Gross profit margins are between 37.0% and 38.6%.

-      Net profit margin improves to 4.4% by fiscal 2003.

Publicly Traded Comparable Companies

            FBW examined the financial results and market multiples of publicly traded comparable companies. FBW selected manufacturers of audio components with market capitializations below $50 million and average daily trading volumes below 6,000. Within this criteria set, FBW relied upon two companies: Koss Corp and Phoenix Gold. Insiders of these two companies own in excess of 50% of the common stock and the average daily trading volumes are similar to Polk's. Phoenix Gold does not have positive historical earnings results, which yielded earnings multiples that were not meaningful. However, Koss has higher earnings margins than Polk, yet it trades at lower multiples. These companies are not dependent upon a single customer for 50% of revenue, as is Polk.

POLK AUDIO, INC.
================================================================================

            Size and trading volume are important factors in determining public market valuation. FBW examined other consumer durables products manufacturers with size and trading volume similar to Polk and found that the average earnings multiple was approximately 9x. The average P/E multiple for the comparable groups for these companies was 16.5x.

      The pertinent performance measures for the comparable company analysis are as follows:

- The Net Market Capital to Earnings Before Interest and Taxes (EBIT) ratio measures the enterprise value to the net operating assets as a multiple of the company's earnings before interest and taxes. By focusing on EBIT instead of net income, it is possible to decrease distortions among comparable companies that are due to different levels of debt in capital structures, extraordinary items, varying tax rates, and other line items that occur below the operating profit line. EBIT is calculated to represent the pre-tax net income that would have resulted had the company been financed on a total equity basis.

- The price to earnings ("P/E") ratio is a commonly utilized valuation ratio. It is also known as the earnings multiple and provides investors an indication of how much they are paying for a company's earnings power and the accounting income available to the common equity holder. However, net income is often a poor approximation of actual cash flow ultimately available to common shareholders for reinvestment or for the payment of dividends. Accounting differences may make net income numbers less comparable.

- The price to forward earnings ratio is similar to the P/E ratio discussed above, the difference being that it is based upon expectations for future earnings, not historical earnings.

- The Market Value to Revenues (Price/Revenue) ratio compares what the market is actually willing to pay for the revenue stream of a company relative to the actual revenue stream. This ratio is far less consistent among comparable companies than ratios that measure value in relation to some measure of earnings.

- The Market Value of Equity to Book Value of the Equity (Price/Book) ratio compares what the market is actually willing to pay for the assets of a company to what the value of the company's securities would be worth relative to the historical costs of its assets and earnings history. This ratio is far less consistent among comparable companies than ratios that measure value in relation to some measure of earnings.

POLK AUDIO, INC.
================================================================================


VALUATION SUMMARY

            The table below summarized the values derived from the discounted cash flow methodology.


                     COMMON                                      PER
                     EQUITY               NUMBER                SHARE
                      VALUE              OF SHARES              VALUE
                      -----              ---------              -----
Scenario A           27,186                2,017                $13.48
Scenario B           25,191                2,017                $12.49
Scenario C           22,210                2,017                $11.01

            The table below summarizes the valued derived from the comparable company analysis.


                                                  IMPLIED                            IMPLIED
                                AVERAGE           EQUITY            NUMBER          PER SHARE
                               MULTIPLE            VALUE           OF SHARES          VALUE
-------------------------------------------------------------------------------------------------
Net Market Capital/EBIT            4.7            26,291             1,849           14.22
P/E                                6.5            21,670             1,849           11.72
Fwd P/E '99                        6.6            20,500             1,849           11.09
Mkt. Val. to Book                  1.1            20,547             1,849           11.11
Mkt. Val. to Revenues              0.6            44,324             1,849           23.97

SUMMARY AND CONCLUSION

- The proposed offer price is consistent with the values established through the discounted cash flow method of valuation. These projections show improved profitability when compared to the historical performance of the Company as well as greater growth in revenues when compared to the growth rate from the past three fiscal years. Additionally, we have conservatively estimated the premium in the cost of capital to account for high insider ownership and low trading volume.

- The proposed offer price is within the range of values established through the comparable company analysis and is consistent with values derived from earnings multiples. The comparable companies selected are similar not only in business line, but in trading volume and ownership by insiders. The most similar comparable company is Koss. Koss is more profitable and does not have in excess of 50% of its business concentrated with one customer, yet its market multiples are lower than the multiples of Polk.

- The Transaction provides shareholders the opportunity to realize liquidity in an orderly fashion. This opportunity would otherwise not exist given Polk's historical trading volume.

                                INCOME STATEMENT
                             POLK AUDIO - SCENARIO A
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                       FORECAST       FORECAST     FORECAST      FORECAST      FORECAST
March                                    1997          1998         1999           2000         2001          2002          2003
                                         ----          ----         ----           ----         ----          ----          ----
  Sales                                54,416        54,153       72,000         77,000       82,000        87,000        92,000

  Cost of Goods Sold                   31,349        33,020       44,031         48,260       50,602        53,227        56,251
                                       ------------------------------------------------------------------------------------------
  GROSS PROFIT                         23,067        21,133       27,969         28,740       31,398        33,773        35,749

  General and administrative           21,455        19,351        4,470          4,739        5,023         5,324         5,644
  Marketing & Advertising                   0             0       15,041         15,451       16,199        16,992        17,744
  Research & Development                    0             0        2,484          2,805        3,242         3,526         3,867
  Contingency reserve                       0             0          135            400          500           600           600
  Incentive compensation                    0             0          700            700          800           800           800
                                       ------------------------------------------------------------------------------------------
  NET OPERATING PROFIT                  1,612         1,782        5,139          4,645        5,634         6,531         7,094

  Interest Expense                        350           258           66             12           12            12            12

  Non-Operating Interest Income             4            20            9            131          176           237           312
  Other Income(1)                          17           (20)           0              0            0             0             0
  Royalty Income                            0           424          550            550          550           550           550
  Unusual Income                            0             0         (450)           150            0             0             0
                                       ------------------------------------------------------------------------------------------
  INCOME BEFORE TAXES                   1,284         1,948        5,182          5,464        6,348         7,306         7,944

  Income Tax Provision                    532           842        2,078          2,183        2,537         2,920         3,175
                                       ------------------------------------------------------------------------------------------
  INCOME AFTER TAXES                      752         1,106        3,104          3,281        3,810         4,386         4,770
  ===============================================================================================================================


  Earnings Per Share                     0.41          0.60         1.68           1.77         2.06          2.37          2.58

                                  BALANCE SHEET
                             POLK AUDIO - SCENARIO A
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                      FORECAST     FORECAST       FORECAST      FORECAST      FORECAST
March                               1997            1998           1999         2000           2001          2002          2003
                                    ----            ----           ----         ----           ----          ----          ----
  Operating Cash                     422             434            500          500            500           500           500
  Created Mkt Securities               0               0          5,131        6,981          9,661        13,032        17,178

  Accounts Receivable              9,510           8,615          5,638        6,432          7,512         8,452         8,959

  Inventory                        7,899          11,087          9,505       10,854         11,537        12,296        13,104

  Income Tax Recoverable              53             139              0            0              0             0             0
  Current Deferred Taxes             784             925              0            0              0             0             0
  Other Current Assets               672             565          1,650        1,700          1,800         1,900         2,000
                                 ------------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS            19,340          21,765         22,424       26,467         31,010        36,180        41,741

  Plant & Equipment                4,299           4,727          6,157        5,657          5,457         5,257         5,057


  Notes Receivable                   226             260              0            0              0             0             0
  Deferred Taxes                     750           1,170              0            0              0             0             0
  Deposits and Other Assets          383             648              0            0              0             0             0

================================================================================================================================
  TOTAL ASSETS                    24,997          28,570         28,581       32,124         36,467        41,437        46,798
================================================================================================================================

                                  BALANCE SHEET
                             POLK AUDIO - SCENARIO A
                              Dollars in Thousands

                                                                        FORECAST     FORECAST    FORECAST    FORECAST     FORECAST
                                                  1997        1998          1999         2000        2001        2002         2003
                                                  ----        ----          ----         ----        ----        ----         ----
Bank Overdraft                                      44           0             0            0           0           0            0
Current Portion LTD                                400         400           300            0           0           0            0
Accounts Payable                                 2,758       5,135         4,273        4,170       4,372       4,599        4,860
Accrued Expenses                                 2,302       2,529         2,229        2,797       3,021       3,260        3,462
Current Portion of accr. Prd. Liability            267         512           522          574         632         695          764
                                               ------------------------------------------------------------------------------------
TOTAL CURRENT LIABS                              5,772       8,576         7,324        7,541       8,025       8,554        9,086

Senior Long-Term Debt                            2,347         200             0            0           0           0            0
Accrued product warranty                           335         424           449          494         543         598          657
Other                                                0          15             0            0           0           0            0
                                               ------------------------------------------------------------------------------------
TOTAL SENIOR LIABS                               8,453       9,215         7,773        8,035       8,568       9,152        9,743

TOTAL LIABILITIES                                8,453       9,215         7,773        8,035       8,568       9,152        9,743

Common Stock                                        18          18            18           18          18          18           18
Addtl Paid in Capital                            1,586       1,751         1,756        1,756       1,756       1,756        1,756
Retained Earnings                               15,786      18,529        19,975       23,256      27,067      31,453       36,222
(Foreign Curr. Translation Adj.)                    25           2             0            0           0           0            0
(Notes Receivable-Stock Options)                   822         942           942          942         942         942          942
                                               ------------------------------------------------------------------------------------
COMMON EQUITY                                   16,544      19,354        20,807       24,089      27,899      32,285       37,055
                                               ------------------------------------------------------------------------------------
NET WORTH                                       16,544      19,354        20,807       24,089      27,899      32,285       37,055

===================================================================================================================================
TOTAL LIAB & NET WORTH                          24,997      28,569        28,580       32,124      36,467      41,437       46,798
===================================================================================================================================

                            NOPAT OPERATING APPROACH
                             POLK AUDIO - SCENARIO A
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                       FORECAST       FORECAST       FORECAST     FORECAST      FORECAST
March                                    1997         1998          1999           2000           2001         2002          2003
                                         ----         ----          ----           ----           ----         ----          ----

  Sales                                54,416       54,153        72,000         77,000         82,000       87,000        92,000

  Cost of Goods Sold                   31,349       33,020        44,031         48,260         50,602       53,227        56,251
  General and administrative           21,455       19,351         4,470          4,739          5,023        5,324         5,644
  Marketing & Advertising                   0            0        15,041         15,451         16,199       16,992        17,744
  Research & Development                    0            0         2,484          2,805          3,242        3,526         3,867
  Other Expense                             0            0           835          1,100          1,300        1,400         1,400
                                      ------------------------------------------------------------------------------------------
  Total Operating Expenses                N/A       52,371        66,861         72,355         76,366       80,469        84,906

  Other Income                             17          404           550            550            550          550           550
                                      ------------------------------------------------------------------------------------------
  ADJUSTED EBIT                           N/A        2,186         5,689          5,195          6,184        7,081         7,644

  CASH OPERATING TAX                      N/A        1,355         2,276          2,078          2,474        2,833         3,058

  ================================================================================================================================
  NOPAT                                   N/A          831         3,413          3,117          3,710        4,249         4,587
  ================================================================================================================================

                          CAPITAL - OPERATING APPROACH
                             POLK AUDIO - SCENARIO A
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                               FORECAST     FORECAST   FORECAST    FORECAST     FORECAST
March                                             1997         1998         1999         2000       2001        2002         2003
                                                  ----         ----         ----         ----       ----        ----         ----
  Operating Cash                                   422          434          500          500        500         500          500
  Net Accts Receivable                           9,510        8,615        5,638        6,432      7,512       8,452        8,959
  Net Inventory                                  7,899       11,087        9,505       10,854     11,537      12,296       13,104
  Other Current Assets                           1,509        1,629        1,650        1,700      1,800       1,900        2,000
                                               -----------------------------------------------------------------------------------
  Current Operating Assets                      19,340       21,765       17,293       19,486     21,349      23,148       24,563

  Accounts Payable                               2,758        5,135        4,273        4,170      4,372       4,599        4,860
  Accrued Expenses                               2,302        2,529        2,229        2,797      3,021       3,260        3,462
  Current Portion of accr. Prd. Liability          267          512          522          574        632         695          764
                                               -----------------------------------------------------------------------------------
  NIBCLs                                         5,328        8,176        7,024        7,541      8,025       8,554        9,086

  NET WORKING CAPITAL                           14,012       13,589       10,269       11,945     13,324      14,594       15,477

  Net Prop Plant & Equip                         4,299        4,727        6,157        5,657      5,457       5,257        5,057

  Notes Receivable                                 226          260            0            0          0           0            0
  Deposits and Other Assets                        383          648            0            0          0           0            0
  Other                                              0          (15)           0            0          0           0            0
                                               -----------------------------------------------------------------------------------
  OTHER ASSETS                                     609          893            0            0          0           0            0

  ================================================================================================================================
  CAPITAL                                       18,920       19,209       16,426       17,602     18,781      19,851       20,534
  ================================================================================================================================

                            FREE CASH FLOW VALUATION
                             POLK AUDIO - SCENARIO A
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.
                                                                          NOPAT - INV                          PV FACTOR X FCF
                                                                                                                PRESENT VALUE
 YEAR                        NOPAT                 INVESTMENT                  FCF (1)           PV FACTOR          OF FCF
-------------------------------------------------------------------------------------------------------------------------------
1999                          3,413                  (2,783)                  6,196                 0.9249               5,731
2000                          3,117                   1,176                   1,941                 0.7913               1,536
2001                          3,710                   1,179                   2,531                 0.6769               1,714
2002                          4,249                   1,070                   3,179                 0.5791               1,841
2003                          4,587                     683                   3,904                 0.4954               1,934
2004 & BEYOND                 4,744 (3)                   0                   4,744 (2)             2.9333              13,917

                                    INTRINSIC OPERATING VALUE                                                           26,673

                                    Marketable Securities                                                                1,784

                                                                                                      -------------------------
                                    INTRINSIC TOTAL VALUE                                                               28,457

                                    Total Debt                                                                             300
                                    Other Liabilities                                                                      971

                                                                                                      -------------------------
                                    INTRINSIC COMMON EQUITY VALUE                                                       27,186

                                    Number of Shares Outstanding                                                         2,017

                                    INTRINSIC SHARE VALUE                                                               $13.48

                                    ------------------------------------------------
                                    (1) Cash flows discounted from mid-year
                                    (2) Present Value of $1 in perpetuity beginning in 2004
                                    (3) NOPAT increases by $157.8 based on a return of
                                        23.11% on 2003 investment of $683.0

                                 COST OF CAPITAL
                             POLK AUDIO - SCENARIO A


=           Weighted Average        +             Weighted Average
            Cost of Debt                          Cost of Equity

=           Incremental Borrowing        +        Risk Free        +         Equity Risk     +     Small Cap.   +   Co. Specific
            Cost X (1-Tax Rate)                    Rate                      Premium                Premium            Risk

=           (6.88% X (1-40.0%))     +    5.12%    +                (7.8% X 0.83) +           3.3%        +           2.0%

            Debt                                  Equity
            Weighting = 0%                        Weighting = 100%

=           0%        +            16.89%

=           16.89%

                                INCOME STATEMENT
                             POLK AUDIO - SCENARIO B
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                      FORECAST     FORECAST       FORECAST     FORECAST       FORECAST
March                                     1997         1998        1999         2000           2001         2002           2003
                                          ----         ----        ----         ----           ----         ----           ----
  Sales                                 54,416       54,153      71,312       75,510         80,420       85,366         90,288

  Cost of Goods Sold                    31,349       33,020      43,666       47,423         49,725       52,321         55,296
                                      -------------------------------------------------------------------------------------------
  GROSS PROFIT                          23,067       21,133      27,646       28,087         30,695       33,045         34,992

  General and administrative            21,455       19,351       4,470        4,739          5,023        5,324          5,644
  Marketing & Advertising                    0            0      14,975       15,311         16,050       16,838         17,584
  Research & Development                     0            0       2,484        2,805          3,242        3,526          3,867
  Contingency reserve                        0            0         135          400            500          600            600
  Incentive compensation                     0            0         700          700            800          800            800
                                      -------------------------------------------------------------------------------------------
  NET OPERATING PROFIT                   1,612        1,782       4,882        4,132          5,080        5,957          6,497

  Interest Expense                         350          258          66           12             12           12             12

  Non-Operating Interest Income              4           20           9          126            165          219            287
  Other Income                              17          (20)          0            0              0            0              0
  Royalty Income                             0          424         550          550            550          550            550
  Unusual Income                             0            0        (450)         150              0            0              0
                                      -------------------------------------------------------------------------------------------
  INCOME BEFORE TAXES                    1,284        1,948       4,925        4,946          5,783        6,714          7,322

  Income Tax Provision                     532          842       1,975        1,976          2,312        2,684          2,926
                                      -------------------------------------------------------------------------------------------
  INCOME AFTER TAXES                       752        1,106       2,950        2,970          3,471        4,030          4,396
  ==============================================================================================================================


  Earnings Per Share                      0.41         0.60        1.60         1.61           1.88         2.18           2.38

                                  BALANCE SHEET
                             POLK AUDIO - SCENARIO B
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                       FORECAST    FORECAST      FORECAST      FORECAST     FORECAST
March                                   1997         1998           1999        2000          2001          2002         2003
                                        ----         ----           ----        ----          ----          ----         ----
  Operating Cash                         422          434            500         500           500           500          500
  Created Mkt Securities                   0            0          5,039       6,586         8,941        11,968       15,743

  Accounts Receivable                  9,510        8,615          5,525       6,309         7,369         8,295        8,795

  Inventory                            7,899       11,087          9,418      10,752        11,430        12,187       12,989

  Income Tax Recoverable                  53          139              0           0             0             0            0
  Current Deferred Taxes                 784          925              0           0             0             0            0
  Other Current Assets                   672          565          1,650       1,700         1,800         1,900        2,000
                                     ----------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                19,340       21,765         22,132      25,847        30,040        34,850       40,027

  Plant & Equipment                    4,299        4,727          6,157       5,657         5,457         5,257        5,057


  Notes Receivable                       226          260              0           0             0             0            0
  Deferred Taxes                         750        1,170              0           0             0             0            0
  Deposits and Other Assets              383          648              0           0             0             0            0

==============================================================================================================================
  TOTAL ASSETS                        24,997       28,570         28,289      31,504        35,497        40,107       45,084
==============================================================================================================================

                                  BALANCE SHEET
                             POLK AUDIO - SCENARIO B
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                              FORECAST   FORECAST      FORECAST     FORECAST      FORECAST
March                                             1997        1998         1999       2000          2001         2002          2003
                                                  ----        ----         ----       ----          ----         ----          ----
  Bank Overdraft                                    44           0            0          0             0            0             0
  Current Portion LTD                              400         400          300          0             0            0             0
  Accounts Payable                               2,758       5,135        4,200      4,097         4,296        4,521         4,778
  Accrued Expenses                               2,302       2,529        2,165      2,715         2,931        3,167         3,364
  Current Portion of accr. Prd. Liability          267         512          522        574           632          695           764
                                                ------------------------------------------------------------------------------------
  TOTAL CURRENT LIABS                            5,772       8,576        7,187      7,386         7,859        8,383         8,906

  Senior Long-Term Debt                          2,347         200            0          0             0            0             0
  Accrued product warranty                         335         424          449        494           543          598           657
  Other                                              0          15            0          0             0            0             0
                                                ------------------------------------------------------------------------------------
  TOTAL SENIOR LIABS                             8,453       9,215        7,636      7,880         8,402        8,981         9,563

  TOTAL LIABILITIES                              8,453       9,215        7,636      7,880         8,402        8,981         9,563

  Common Stock                                      18          18           18         18            18           18            18
  Addtl Paid in Capital                          1,586       1,751        1,756      1,756         1,756        1,756         1,756
  Retained Earnings                             15,786      18,529       19,821     22,791        26,263       30,293        34,689
  (Foreign Curr. Translation Adj.)                  25           2            0          0             0            0             0
  (Notes Receivable-Stock Options)                 822         942          942        942           942          942           942
                                                ------------------------------------------------------------------------------------
  COMMON EQUITY                                 16,544      19,354       20,653     23,623        27,095       31,125        35,521
                                                ------------------------------------------------------------------------------------
  NET WORTH                                     16,544      19,354       20,653     23,623        27,095       31,125        35,521
====================================================================================================================================
  TOTAL LIAB & NET WORTH                        24,997      28,569       28,289     31,503        35,497       40,106        45,084
====================================================================================================================================

                            NOPAT OPERATING APPROACH
                             POLK AUDIO - SCENARIO B
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                      FORECAST      FORECAST       FORECAST     FORECAST      FORECAST
March                                      1997       1998         1999          2000           2001         2002          2003
                                           ----       ----         ----          ----           ----         ----          ----
  Sales                                  54,416     54,153       71,312        75,510         80,420       85,366        90,288

  Cost of Goods Sold                     31,349     33,020       43,666        47,423         49,725       52,321        55,296
  General and administrative             21,455     19,351        4,470         4,739          5,023        5,324         5,644
  Marketing & Advertising                     0          0       14,975        15,311         16,050       16,838        17,584
  Research & Development                      0          0        2,484         2,805          3,242        3,526         3,867
  Other Expense                               0          0          835         1,100          1,300        1,400         1,400
                                         ---------------------------------------------------------------------------------------
  Total Operating Expenses                  N/A     52,371       66,430        71,378         75,340       79,409        83,791

  Other Income                               17        404          550           550            550          550           550
                                         ---------------------------------------------------------------------------------------
  ADJUSTED EBIT                             N/A      2,186        5,432         4,682          5,630        6,507         7,047

  CASH OPERATING TAX                        N/A      1,355        2,173         1,873          2,252        2,603         2,819

  ==============================================================================================================================
  NOPAT                                     N/A        831        3,259         2,809          3,378        3,904         4,228
  ==============================================================================================================================

                          CAPITAL - OPERATING APPROACH
                             POLK AUDIO - SCENARIO B
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                              FORECAST      FORECAST      FORECAST   FORECAST     FORECAST
March                                             1997         1998        1999          2000          2001       2002         2003
                                                  ----         ----        ----          ----          ----       ----         ----
  Operating Cash                                   422          434         500           500           500        500          500
  Net Accts Receivable                           9,510        8,615       5,525         6,309         7,369      8,295        8,795
  Net Inventory                                  7,899       11,087       9,418        10,752        11,430     12,187       12,989
  Other Current Assets                           1,509        1,629       1,650         1,700         1,800      1,900        2,000
                                               -------------------------------------------------------------------------------------
  Current Operating Assets                      19,340       21,765      17,093        19,261        21,099     22,882       24,284

  Accounts Payable                               2,758        5,135       4,200         4,097         4,296      4,521        4,778
  Accrued Expenses                               2,302        2,529       2,165         2,715         2,931      3,167        3,364
  Current Portion of accr. Prd. Liability          267          512         522           574           632        695          764
                                               -------------------------------------------------------------------------------------
  NIBCLs                                         5,328        8,176       6,887         7,386         7,859      8,383        8,906

  NET WORKING CAPITAL                           14,012       13,589      10,206        11,875        13,240     14,499       15,378

  Net Prop Plant & Equip                         4,299        4,727       6,157         5,657         5,457      5,257        5,057

  Notes Receivable                                 226          260           0             0             0          0            0
  Deposits and Other Assets                        383          648           0             0             0          0            0
  Other                                              0          (15)          0             0             0          0            0
                                               -------------------------------------------------------------------------------------
  OTHER ASSETS                                     609          893           0             0             0          0            0

  ==================================================================================================================================
  CAPITAL                                       18,920       19,209      16,363        17,532        18,697     19,756       20,435
  ==================================================================================================================================

                            FREE CASH FLOW VALUATION
                             POLK AUDIO - SCENARIO B
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.
                                                                      NOPAT - INV                             PV FACTOR X FCF
                                                                                                               PRESENT VALUE
YEAR                    NOPAT                 INVESTMENT                  FCF (1)           PV FACTOR              OF FCF
-----------------------------------------------------------------------------------------------------------------------------------
1999                      3,259                  (2,846)                  6,105                 0.9249               5,647
2000                      2,809                   1,169                   1,640                 0.7913               1,298
2001                      3,378                   1,165                   2,213                 0.6769               1,498
2002                      3,904                   1,059                   2,845                 0.5791               1,648
2003                      4,228                     679                   3,549                 0.4954               1,758
2004 & BEYOND             4,374 (3)                   0                   4,374 (2)             2.9333              12,829

                                        INTRINSIC OPERATING VALUE                                                   24,678

                                        Marketable Securities                                                        1,784

                                                                                                          -----------------
                                        INTRINSIC TOTAL VALUE                                                       26,462

                                        Total Debt                                                                     300
                                        Other Liabilities                                                              971

                                                                                                          -----------------
                                        INTRINSIC COMMON EQUITY VALUE                                               25,191

                                        Number of Shares Outstanding                                                 2,017

                                        INTRINSIC SHARE VALUE                                                       $12.49

                                        ------------------------------------------------
                                        (1) Cash flows discounted from mid-year
                                        (2) Present Value of $1 in perpetuity beginning in 2004
                                        (3) NOPAT increases by $145.3 based on a return of 21.40% on
                                            2003 investment of $679.0

                                 COST OF CAPITAL
                             POLK AUDIO - SCENARIO B


=   Weighted Average        +                       Weighted Average
    Cost of Debt                                    Cost of Equity

=   Incremental Borrowing   +           Risk Free               +           Equity Risk    +        Small Cap.  +      Co. Specific
    Cost X (1-Tax Rate)                 Rate                                Premium                 Premium            Risk

=   (6.88% X (1-40.0%))     +           5.12%                   +           (7.8% X 0.83)+           3.3%        +           2.0%

    Debt                                            Equity
    Weighting = 0%                                  Weighting = 100%

=   0%                      +           16.89%

=   16.89%

                                INCOME STATEMENT
                             POLK AUDIO - SCENARIO C
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                    FORECAST     FORECAST     FORECAST    FORECAST     FORECAST
March                                    1997        1998        1999         2000         2001        2002         2003
                                         ----        ----        ----         ----         ----        ----         ----
  Sales                                54,416      54,153      70,281       73,275       78,050      82,915       87,720

  Cost of Goods Sold                   31,349      33,020      43,119       46,168       48,411      50,962       53,862
                                      -----------------------------------------------------------------------------------
  GROSS PROFIT                         23,067      21,133      27,162       27,107       29,639      31,953       33,858

  General and administrative           21,455      19,351       4,470        4,739        5,023       5,324        5,644
  Marketing & Advertising                   0           0      14,878       15,102       15,828      16,608       17,342
  Research & Development                    0           0       2,484        2,805        3,242       3,526        3,867
  Contingency reserve                       0           0         135          400          500         600          600
  Incentive compensation                    0           0         700          700          800         800          800
                                      -----------------------------------------------------------------------------------
  NET OPERATING PROFIT                  1,612       1,782       4,495        3,361        4,246       5,095        5,605

  Interest Expense                        350         258          66           12           12          12           12

  Non-Operating Interest Income             4          20           9          119          149         192          250
  Other Income                             17         (20)          0            0            0           0            0
  Royalty Income                            0         424         550          550          550         550          550
  Unusual Income                            0           0        (450)         150            0           0            0
                                      -----------------------------------------------------------------------------------
  INCOME BEFORE TAXES                   1,284       1,948       4,538        4,168        4,933       5,825        6,393

  Income Tax Provision                    532         842       1,820        1,665        1,972       2,328        2,555
                                      -----------------------------------------------------------------------------------
  INCOME AFTER TAXES                      752       1,106       2,718        2,503        2,961       3,497        3,838
  =======================================================================================================================


  Earnings Per Share                     0.41        0.60        1.47         1.35         1.60        1.89         2.08

                                  BALANCE SHEET
                             POLK AUDIO - SCENARIO C
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                    FORECAST       FORECAST      FORECAST      FORECAST     FORECAST
March                                  1997         1998         1999           2000          2001          2002         2003
                                       ----         ----         ----           ----          ----          ----         ----
  Operating Cash                        422          434          500            500           500           500          500
  Created Mkt Securities                  0            0        4,907          6,000         7,867        10,373       13,601

  Accounts Receivable                 9,510        8,615        5,356          6,125         7,155         8,060        8,548

  Inventory                           7,899       11,087        9,281         10,591        11,262        12,016       12,808

  Income Tax Recoverable                 53          139            0              0             0             0            0
  Current Deferred Taxes                784          925            0              0             0             0            0
  Other Current Assets                  672          565        1,650          1,700         1,800         1,900        2,000
                                   -------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS               19,340       21,765       21,694         24,916        28,584        32,849       37,457

  Plant & Equipment                   4,299        4,727        6,157          5,657         5,457         5,257        5,057


  Notes Receivable                      226          260            0              0             0             0            0
  Deferred Taxes                        750        1,170            0              0             0             0            0
  Deposits and Other Assets             383          648            0              0             0             0            0

==============================================================================================================================
  TOTAL ASSETS                       24,997       28,570       27,851         30,573        34,041        38,106       42,514
==============================================================================================================================

                                  BALANCE SHEET
                             POLK AUDIO - SCENARIO C
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                         FORECAST       FORECAST      FORECAST     FORECAST     FORECAST
March                                            1997     1998        1999           2000          2001         2002         2003
                                                 ----     ----        ----           ----          ----         ----         ----
  Bank Overdraft                                   44        0           0              0             0            0            0
  Current Portion LTD                             400      400         300              0             0            0            0
  Accounts Payable                              2,758    5,135       4,090          3,989         4,183        4,403        4,654
  Accrued Expenses                              2,302    2,529       2,069          2,591         2,797        3,027        3,218
  Current Portion of accr. Prd. Liability         267      512         522            574           632          695          764
                                              ------------------------------------------------------------------------------------
  TOTAL CURRENT LIABS                           5,772    8,576       6,981          7,154         7,612        8,125        8,636

  Senior Long-Term Debt                         2,347      200           0              0             0            0            0
  Accrued product warranty                        335      424         449            494           543          598          657
  Other                                             0       15           0              0             0            0            0
                                              ------------------------------------------------------------------------------------
  TOTAL SENIOR LIABS                            8,453    9,215       7,430          7,648         8,155        8,723        9,293

  TOTAL LIABILITIES                             8,453    9,215       7,430          7,648         8,155        8,723        9,293

  Common Stock                                     18       18          18             18            18           18           18
  Addtl Paid in Capital                         1,586    1,751       1,756          1,756         1,756        1,756        1,756
  Retained Earnings                            15,786   18,529      19,589         22,092        25,053       28,550       32,388
  (Foreign Curr. Translation Adj.)                 25        2           0              0             0            0            0
  (Notes Receivable-Stock Options)                822      942         942            942           942          942          942
                                              ------------------------------------------------------------------------------------
  COMMON EQUITY                                16,544   19,354      20,421         22,924        25,886       29,382       33,220
                                              ------------------------------------------------------------------------------------
  NET WORTH                                    16,544   19,354      20,421         22,924        25,886       29,382       33,220

==================================================================================================================================
  TOTAL LIAB & NET WORTH                       24,997   28,569      27,851         30,572        34,041       38,105       42,513
==================================================================================================================================

                            NOPAT OPERATING APPROACH
                             POLK AUDIO - SCENARIO C
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                            FORECAST    FORECAST     FORECAST    FORECAST    FORECAST
March                                      1997          1998            1999        2000         2001        2002        2003
                                           ----          ----            ----        ----         ----        ----        ----
  Sales                                  54,416        54,153          70,281      73,275       78,050      82,915      87,720

  Cost of Goods Sold                     31,349        33,020          43,119      46,168       48,411      50,962      53,862
  General and administrative             21,455        19,351           4,470       4,739        5,023       5,324       5,644
  Marketing & Advertising                     0             0          14,878      15,102       15,828      16,608      17,342
  Research & Development                      0             0           2,484       2,805        3,242       3,526       3,867
  Other Expense                               0             0             835       1,100        1,300       1,400       1,400
                                        ---------------------------------------------------------------------------------------
  Total Operating Expenses                  N/A        52,371          65,786      69,914       73,804      77,820      82,115

  Other Income                               17           404             550         550          550         550         550
                                        ---------------------------------------------------------------------------------------
  ADJUSTED EBIT                             N/A         2,186           5,045       3,911        4,796       5,645       6,155

  CASH OPERATING TAX                        N/A         1,355           2,018       1,564        1,918       2,258       2,462

  =============================================================================================================================
  NOPAT                                     N/A           831           3,027       2,347        2,878       3,387       3,693
  =============================================================================================================================

                          CAPITAL - OPERATING APPROACH
                             POLK AUDIO - SCENARIO C
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.                                              FORECAST      FORECAST    FORECAST   FORECAST      FORECAST
March                                             1997         1998        1999          2000        2001       2002          2003
                                                  ----         ----        ----          ----        ----       ----          ----
  Operating Cash                                   422          434         500           500         500        500           500
  Net Accts Receivable                           9,510        8,615       5,356         6,125       7,155      8,060         8,548
  Net Inventory                                  7,899       11,087       9,281        10,591      11,262     12,016        12,808
  Other Current Assets                           1,509        1,629       1,650         1,700       1,800      1,900         2,000
                                              -------------------------------------------------------------------------------------
  Current Operating Assets                      19,340       21,765      16,787        18,916      20,717     22,476        23,856

  Accounts Payable                               2,758        5,135       4,090         3,989       4,183      4,403         4,654
  Accrued Expenses                               2,302        2,529       2,069         2,591       2,797      3,027         3,218
  Current Portion of accr. Prd. Liability          267          512         522           574         632        695           764
                                              -------------------------------------------------------------------------------------
  NIBCLs                                         5,328        8,176       6,681         7,154       7,612      8,125         8,636

  NET WORKING CAPITAL                           14,012       13,589      10,106        11,762      13,105     14,351        15,220

  Net Prop Plant & Equip                         4,299        4,727       6,157         5,657       5,457      5,257         5,057

  Notes Receivable                                 226          260           0             0           0          0             0
  Deposits and Other Assets                        383          648           0             0           0          0             0
  Other                                              0          (15)          0             0           0          0             0
                                              -------------------------------------------------------------------------------------
  OTHER ASSETS                                     609          893           0             0           0          0             0

  =================================================================================================================================
  CAPITAL                                       18,920       19,209      16,263        17,419      18,562     19,608        20,277
  =================================================================================================================================

                            FREE CASH FLOW VALUATION
                             POLK AUDIO - SCENARIO C
                              Dollars in Thousands

FERRIS, BAKER WATTS, INC.
                                                                   NOPAT - INV                             PV FACTOR X FCF
                                                                                                            PRESENT VALUE
YEAR                 NOPAT                 INVESTMENT                  FCF (1)            PV FACTOR              OF FCF
--------------------------------------------------------------------------------------------------------------------------------
1999                  3,027                  (2,946)                  5,973                 0.9249               5,524
2000                  2,347                   1,156                   1,191                 0.7913                 942
2001                  2,878                   1,143                   1,735                 0.6769               1,174
2002                  3,387                   1,046                   2,341                 0.5791               1,356
2003                  3,693                     669                   3,024                 0.4954               1,498
2004 & BEYOND         3,819 (3)                   0                   3,819 (2)             2.9333              11,202

                            INTRINSIC OPERATING VALUE                                                           21,697

                            Marketable Securities                                                                1,784

                                                                                              -------------------------
                            INTRINSIC TOTAL VALUE                                                               23,481

                            Total Debt                                                                             300
                            Other Liabilities                                                                      971

                                                                                              -------------------------
                            INTRINSIC COMMON EQUITY VALUE                                                       22,210

                            Number of Shares Outstanding                                                         2,017

                            INTRINSIC SHARE VALUE                                                               $11.01

                            ------------------------------------------------
                            (1) Cash flows discounted from mid-year
                            (2) Present Value of $1  in perpetuity beginning in 2004
                            (3) NOPAT increases by $126.0  based on a return of 18.83% on
                                2003 investment of $669.0

                                 COST OF CAPITAL
                             POLK AUDIO - SCENARIO C

=   Weighted Average    +               Weighted Average
    Cost of Debt                        Cost of Equity

=   Incremental Borrowing      +        Risk Free   +           Equity Risk             +           Small Cap.  +     Co. Specific
    Cost X (1-Tax Rate)                 Rate                    Premium                             Premium           Risk

=   (6.88% X (1-40.0%)) +      5.12%        +       (7.8% X 0.83)           +           3.3%        +           2.0%

    Debt                                Equity
    Weighting = 0%                      Weighting = 100%

=   0%            +           16.89%

=   16.89%

                                POLK AUDIO, INC.
--------------------------------------------------------------------------------
                           COMPARABLE COMPANY ANALYSIS

                                                                                             Market
                                                                                              Data
                                                                             ----------------------------------------
                                                       Fiscal       Four        Stock       Shares       Market
                                                        Year      Quarters      Price        Out.         Value
                   .                      Ticker        End         Ended      12/3/98      (000's)     ($000's)
---------------------------------------------------------------------------------------------------------------------
Koss Corporation                           KOSS         6/30        9/30/98     11.00        3,177       34,947
Phoenix Gold International, Inc.           PGLD         9/30        9/30/98      2.00        3,464        6,928
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
POLK AUDIO, INC.                            PKA         9/30        9/30/98     14.13    1,849        26,117
---------------------------------------------------------------------------------------------------------------------



                                                                            Financial Data
                                                               (Trailing Four Quarters, in $ thousands)
                                  --------------------------------------------------------------------------------------------------
                                                                    Net          Total          Total        Common         Total
                   .                 Revenues       EBIT (1)      Income         Assets       Debt (2)       Equity      Capital (3)
------------------------------------------------------------------------------------------------------------------------------------
Koss Corporation                        37,914        7,665         5,367         30,381         1,367        23,882        28,020
Phoenix Gold International, Inc.        26,485         (913)         (772)        15,208           938        10,498        11,436
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
POLK AUDIO, INC.                        70,647        5,679         3,328         28,570           600        19,355        20,394
------------------------------------------------------------------------------------------------------------------------------------



(1) Earnings Before Interest and Taxes.
(2) Total Debt includes Current Portion of Long Term Debt.
(3) Includes Total Debt, Common and Preferred Equity, Other Liabilities and Deferred Taxes.

                                POLK AUDIO, INC.
--------------------------------------------------------------------------------
                           COMPARABLE COMPANY ANALYSIS

                                              Margin                   Profitability Ratios
                                             Analysis
                                     ------------------------- -------------------------------------
                                                                Return on     NOPAT/     Return on
                                        EBIT         Net         Common       Ending       Total
                Company                Margin       Margin       Equity    Capital (4)    Assets
----------------------------------------------------------------------------------------------------
Koss Corporation                       20.2%        14.2%        22.5%        16.4%       17.7%
Phoenix Gold International, Inc.       -3.4%        -2.9%        -7.4%        -4.8%       -5.1%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
AVERAGE                                 8.4%         5.6%         7.6%         5.8%        6.3%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
POLK AUDIO, INC.                        8.0%         4.7%        17.2%        16.7%       11.6%
----------------------------------------------------------------------------------------------------

                                            Liquidity & Leverage
                                                    Total
                                     -------------------------------------------
                                                    Debt/             Total
                                       Current     Common             Debt/
                Company                 Ratio      Equity          Total Capital
--------------------------------------------------------------------------------
Koss Corporation                       11.6         5.7%               4.9%
Phoenix Gold International, Inc.        3.1         8.9%               8.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AVERAGE                                 7.4         7.3%               6.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
POLK AUDIO, INC.                        2.5         3.1%               2.9%
--------------------------------------------------------------------------------


                                                             Valuation Ratios
                                      ------------------------------------------------------------
                                                                             Mkt. Val.
                                        Net Mkt.    Mkt. Val.    Mtk Val.     to Book    Ent. Val.
                                       Capital (5) to Earnings    E. E.        Value         to
                Company                  to EBIT      (P/E)        1999      (Equity)     Revenues
--------------------------------------------------------------------------------------------------
Koss Corporation                          4.7          6.5         8.2         1.5          1.0
Phoenix Gold International, Inc.          NM           NM          5.0         0.7          0.3
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
AVERAGE                                   4.7          6.5         6.6         1.1          0.6
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
POLK AUDIO, INC.                          4.6          7.8         8.4         1.3          0.4
--------------------------------------------------------------------------------------------------


(4) NOPAT= net operating profit after tax (EBIT x (1-4 be compared directly to the firm's after-tax cost of c firm is earning its cost of capital.
(5) Market Value Common and Preferred Equity plus Debt less Cash.

POLK AUDIO, INC.
-------------------------------------------------------------------------------
Implied Valuation Analysis


                                                                      IMPLIED                          IMPLIED
                                    AVERAGE            POLK            EQUITY          NUMBER         PER SHARE
                                    MULTIPLE         RESULTS           VALUE          OF SHARES         VALUE
--------------------------------------------------------------------------------------------------------------------
Net Market Capital/EBIT                  4.7          5,679           26,291           1,849               14.22
P/E                                      6.5          3,328           21,670           1,849               11.72
Fwd P/E '99                              6.6          3,104           20,500           1,849               11.09
Mkt. Val. to Book                        1.1         19,355           20,547           1,849               11.11
Ent. Val. to Revenues                    0.6         70,647           44,324           1,849               23.97

                                POLK AUDIO, INC.
--------------------------------------------------------------------------------
                           COMPARABLE COMPANY ANALYSIS


                                                                 Misc. Mkt. Data
                                        -------------------------------------------------------------------
                                                               Floating                   % of Revenue
                                         Avg. Daily Volume      Shares      Insider       From Single
                Company                     Year to Date         (MM)      Ownership    Largest Customer
-----------------------------------------------------------------------------------------------------------
Koss Corporation                                  5,057            1.64         59%                19%
Phoenix Gold International, Inc.                  3,227            1.36         63%               <10%
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
AVERAGE                                           4,142             1.5       61.0%
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
POLK AUDIO, INC.                                  4,178            0.86       53.5%               >50%
-----------------------------------------------------------------------------------------------------------

POLK AUDIO, INC.
================================================================================
QUARTERLY FINANCIAL DATA

Fiscal Years Ended March


                                                                    1998
-------------------------------------------------------------------------------------------------------------------------
                                   Q1 A             Q2 A            Q3 A              Q4 A                Total
                                   ----             ----            ----              ----                -----
  Total sales                     $9,749          $10,275         $12,953           $21,174              $54,151
  Cost of goods sold               5,978            6,481           7,812            12,740               33,011
                                   -----            -----           -----            ------               ------
    Gross profit                   3,771            3,794           5,141             8,434               21,140

                                  38.68%           36.93%          39.69%            39.83%               39.04%


  General and administrative       1,061              971           1,016             1,113                4,161
  Marketing and advertising        2,719            2,728           3,027             4,244               12,718
  Research and development           557              543             498               551                2,149
  Contingency reserve                  0                0               0                 0                    0
  Incentive compensation              29               29              30               250                  338
                                      --               --              --               ---                  ---
    Net operating profit            (595)            (477)            570             2,276                1,774

                                  -6.10%           -4.64%           4.40%            10.75%                3.28%


  Interest expense                    39               65              85                83                  270
  Interest and other                   2                3              (6)               16                   15
  Royalty income                      35              136             145               108                  424
                                      --              ---             ---               ---                  ---
    Income before taxes             (597)            (403)            624             2,317                1,943

                                  -6.12%           -3.92%           4.82%            10.94%                3.59%


  Income tax provision              (241)            (165)            253               985                  832
                                    ----             ----             ---               ---                  ---
  Net income                        (356)            (238)            371             1,332                1,111

                                  -3.65%           -2.31%           2.87%             6.29%                2.05%


  Shares outstanding               1,823            1,843           1,849             1,849                1,849

  Earnings per share               (0.20)           (0.13)           0.20              0.72                 0.60

                                                                       1999
-------------------------------------------------------------------------------------------------------------------
                                  Q1 A                 Q2 A            Q3 A               Q4 E              Total
                                  ----                 ----            ----               ----              -----
  Total sales                    $18,225             $18,312         $18,300            $17,163           $72,000
  Cost of goods sold              11,066              11,089          11,305             10,571            44,031
                                  ------              ------          ------             ------            ------
    Gross profit                   7,159               7,223           6,995              6,592            27,969

                                  39.28%              39.44%          38.22%             38.41%            38.85%


  General and administrative       1,118               1,107           1,110              1,135             4,470
  Marketing and advertising        4,024               3,668           3,691              3,657            15,040
  Research and development           569                 682             630                620             2,484
  Contingency reserve                  0                   0              65                 70               135
  Incentive compensation             266                 146             150                138               700
                                     ---                 ---             ---                ---               ---
    Net operating profit           1,182               1,620           1,349                972             5,140

                                   6.48%               8.85%           7.37%              5.66%             7.14%


  Interest expense                    22                  20              18                  6                66
  Interest and other                  14                (232)           (244)                19              (443)
  Royalty income                     112                 102             138                199               551
                                     ---                 ---             ---                ---               ---
    Income before taxes            1,286               1,470           1,225              1,184             5,182

                                   7.06%               8.03%           6.69%              6.90%             7.20%


  Income tax provision               535                 602             470                471             2,078
                                     ---                 ---             ---                ---             -----
  Net income                         751                 868             755                713             3,104

                                   4.12%               4.74%           4.13%              4.15%             4.31%


  Shares outstanding               1,849               1,849           1,849              1,849             1,849

  Earnings per share                0.41                0.47            0.41               0.39              1.68

TRADING SUMMARY

             THE FOLLOWING DATA POINTS ARE REPRESENTATIVE OF THE
                      HISTORICAL STOCK PRICE PERFORMANCE

     DATE                        PRICE                          VOLUME
     ----                        -----                          ------
Dec. 1, 1995                      9.58                          4,700
Jan. 2, 1996                      9.75                            300
March 20, 1996                    8.38                              0
April 16, 1996                    8.63                          2,200
May 20, 1996                     14.75                            400
July 8, 1996                     14.13                          4,500
Aug. 5, 1996                     11.94                              0
Sept. 24, 1996                   10.88                          1,000
Oct. 22, 1996                    13.25                         19,000
Nov. 19, 1996                    10.88                          2,100
Dec. 6, 1996                      9.88                          1,500
Jan 20, 1997                     12.38                          1,500
Feb. 7, 1997                     10.63                            100
March 27, 1997                    9.13                          1,300
April 8, 1997                     8.13                          6,300
May 28, 1997                      9.00                          3,000
June 30, 1997                     9.00                          1,300
July 3, 1997                      9.88                              0
Sept. 12, 1997                    8.63                              0
Oct. 3, 1997                      8.00                          1,000
Dec. ??, 1997                    10.63                          7,700
Dec 30, 1997                     10.13                            600
Jan. 27, 1998                     9.06                          3,100
March 31, 1998                   11.88                          1,200
April 20, 1998                   11.38                            600
April 24, 1998                   11.00                          2,000
May 5, 1998                      17.75                         71,000
July 16, 1998                    20.00                         19,000
Aug. 5, 1998                     14.75                          2,000
Sept. 30, 1998                   10.38                              0
Oct. 1, 1998                     10.38                              0
Nov. 19, 1998                    14.88                            700
Dec. 18, 1998                    16.25                          3,300
Dec. 23, 1998                    16.25                            600


Trading Range: $8.00 to $20.00
Average Daily Volume: 3,141

LIST OF INFORMATION REVIEWED

-      Annual reports for the fiscal years 1998, 1997, 1996, 1995, and 1994
-      Form 10-K for the fiscal years 1998, 1997, 1996, 1995, and 1994
-      Proxy statements for the fiscal years 1998, 1997, 1996, 1995, and 1994
- Form 10-Q for the periods ended September 27, 1998, June 28, 1998, December 28, 1997, September 28, 1997, June 29, 1997, December 29, 1996,
       September 29, 1996, June 30, 1996, December 31, 1995, October 1, 1995,
       July 2, 1995, December 25, 1994, September 24, 1994, and June 26, 1994.
- Form 8-K dated December 31, 1997, December 23, 1997, August 8, 1997, July 21, 1997, and December 18, 1995.
-      Fiscal 1999 Budget/Profit plan
-      Projections for fiscal 1999 through 2003
-      Summary of stockholders as of November 3, 1998
-      Summary of outstanding stock options
-      Product literature
-      Press releases from May 29, 1992 through October 20, 1998
-      MCM Capital Partners, LP letter dated September 30, 1998